       1                                                            EXHIBIT 16
                            CAPSTONE NEW ZEALAND FUND
                       SCHEDULE FOR COMPUTATION OF YIELD



     Yield = 2[(a - b) + 1)6 - 1]
                -----
                 cd

        a = dividends and interest earned during the period,

        b = expenses accrued for the period (net of reimbursements),

        c = the average daily number of shares outstanding during the period that were entitled to receive dividends, and

        d = the maximum offering price per share on the last day of the period.



                           *************************



                 Yield = 2[(13,399.08 - 5,960.35) + 1)6 - 1]
                            --------------------
                            (314,701.751)(11.12)


                      = 2.565% (for 1 month period ending October 31, 1995)

                             CAPSTONE NEW ZEALAND FUND
              SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN


P (1 + T)n = ERV

          P = a hypothetical initial payment of $1,000,

          T = the average annual total return,

          n = the number of years,

        ERV = the ending redeemable value of a hypothetical
              $1,000 payment made at the beginning of the period.


                              ********************


The Fund's average annualized total return for the one year period ending October 31, 1995 is 12.215%.

                          $1,000 (1 + .12215)1 = ERV

                                     $1,122.15 = ERV

An initial payment of $1,000 invested on 11/01/94 will result in
95.785 shares. An income distribution of $0.211 and a capital gain distribution of $0.319 resulted in 5.128 additional shares, rendering a total of 100.913 shares. On 10/31/95 the net asset value of the Fund was $11.12 per share, thereby creating a total market value of $1,122.15 and yielding a return of 12.215%.


                            ********************


The Fund's average annualized total return for the period from November 1, 1991 to ending October 31, 1995 is 4.884%.

                       $1,000 (1 + .04884)3.93 = ERV

                                     41,206.36 = ERV

An initial payment of $1,000 invested on 11/25/91 will result in
100.000 shares. Income distributions of $0.266 and capital gain distributions of $0.594 resulted in 8.486 additional shares, rendering a total of 108.486 shares. On 10/31/95 the net asset value of the Fund was $11.12 per share, thereby creating a total market value of $1,206.36 and yielding a return of 4.884%.

                          CAPSTONE NEW ZEALAND FUND
                  SCHEDULE OF COMPUTATION FOR TOTAL RETURN


P(1+T) = ERV

     P = a hypothetical initial payment of $1,000,

     T = the total return,

   ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.


                           ********************


The Fund's total return for the one year period ending October
31, 1995 is 12.215%.

                        $1,000(1 + .12215) = ERV

                                 $1,122.15 = ERV

An initial payment of $1,000 invested on 11/01/94 will result in
95.785 shares. An income distribution of $0.211 and a capital gain distribution of $0.319 resulted in 5.128 additional shares, rendering a total of 100.913 shares. On 10/31/95 the net asset value of the Fund was $11.12 per share, thereby creating a total market value of $1,122.15 and yielding a return of 12.215%.


                           ********************


The Fund's total return for the period from November 1, 1991 to October 31, 1995 is 20.636%.

                         $1,000(1 + .20636) = ERV

                                  $1,206.36 = ERV

An initial payment of $1,000 invested on 11/25/91 will result in
100.000 shares. Income distributions of $0.266 and capital gain distributions of $0.594 resulted in 8.486 additional shares, rendering a total of 108.486 shares. On 10/31/95 the net asset value of the Fund was $11.12 per share, thereby creating a total market value of $1,206.36 and yielding a return of 20.636%.